UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2017

Ominto, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway, Suite 307, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 362-2393

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐   Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐   Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

On August 24, 2017, the Board of Directors of Ominto, Inc. (the “Company”) notified Morrison, Brown, Argiz & Farra, LLC (“MBAF”) that it was dismissing MBAF as the Company’s principal independent registered public accounting firm effective immediately. The decision to dismiss MBAF was recommended by our Audit Committee and approved by our Board of Directors.

Since MBAF’s engagement by the Company, MBAF has not completed any interim reviews or issued any reports on the financial statements of the Company.

During MBAF's engagement by the Company, there were no disagreements with MBAF on: (i) any matter of accounting principles or practices or (ii) financial statement disclosure or auditing scope or procedure. MBAF raised concern with certain material weaknesses in internal control over financial reporting and with certain issues which may impact prior period financial statements, however, no resolution or conclusions over these reportable events were reached at the time of MBAF's termination.

The Company has provided MBAF with a copy of the disclosure in this Item 4.01 of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that MBAF furnish us with a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of the letter provided from MBAF is filed as Exhibit 16.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter dated May 31, 2017 from Morrison, Brown, Argiz & Farra, LLC to the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMINTO, INC.
Date: August 31, 2017
	By:	/s/ Raoul Quijada
Raoul Quijada, Chief Financial Officer

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